NUMBER

NV

SHARES

URBAN ONE

REPRESENTING BLACK CULTURE

Urban One, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 91705J 20 4

THIS IS TO CERTIFY THAT

SPECIMEN

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE CLASS D COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF

Urban One, Inc.

(hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

ASSISTANT SECRETARY

URBAN ONE, INC. CORPORATE SEAL 1996 DELAWARE

CHAIRPERSON AND SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation and amendments thereto filed with the Secretary of State of the State of Delaware.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT – (Cust) __________ Custodian (Minor) __________ under Uniform Gifts to Minors
Act (State) ________

Additional abbreviations may also be used though not in the above list.

For Value Received, **hereby sell, assign and transfer unto**

Please Insert Social Security or Other
Identifying Number of Assignee

(Please print or typewrite name and address of assignee) ______________________________

____

____

____

____

____ Shares

of the capital stock represented by the within Certificate,
and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the
within named Corporation with full power of substitution in the premises.

Dated ______________________________

NOTICE: The **signature** to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

X ______________________________
(owner sign here)

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.